EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Exxon Mobil Corporation Registration Statements on:

Form S-3 (No. 333-167787)          —        XTO Energy Inc. 2004 Stock Incentive Plan;

Form S-8 (Nos. 333-101175,         —        1993 Incentive Program of Exxon Mobil Corporation;

                        333-38917,

                        33-51107,

                        333-75659)

Form S-8 (Nos. 333-145188,         —        2003 Incentive Program of Exxon Mobil Corporation;

                        333-110494,

                        333-183012)

Form S-8 (Nos. 333-72955            —        ExxonMobil Savings Plan;

                        and 333-166576)

Form S-8 (No. 333-117980)          —        2004 Non-employee Director Restricted Stock Plan;

Form S-8 (No. 333-164620)          —        Post-effective amendment no. 1 on Form S-8 to Form S-4

                                                                    relating to XTO Energy Inc. 1998 Stock Incentive Plan and

                                                                    2004 Incentive Plan

of our report dated February 27, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

February 27, 2013